UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania		17059
(Address of principal executive offices)		(Zip Code)

(717) 436-2144

(Registrant’s telephone number, including area code)

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As a service to its shareholders, and as previously reported, First Community Financial Corporation (the “Corporation”), the holding company of The First National Bank of Mifflintown (the “Bank”), maintains on its website information provided by shareholders interested in selling some or all of their shares of Corporation common stock, as well as information related to historical prices of Corporation common stock. Such information has historically been updated on a monthly basis and can be found on the Bank’s website at www.fnbmifflintown.com by clicking on the hypertext link labeled “Investor Relations” appearing at the bottom of the webpage.

Commencing September 2, 2011, the Corporation will update such information every Friday, unless the Bank is not open such day, in which case the Corporation will update the information on the next business day.

A copy of the letter sent to shareholders concerning this matter, as well as enclosing the Company’s second quarter report to shareholders and press release announcing construction of a new branch office in Newport, Pennsylvania, is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Letter to shareholders dated August 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION
(Registrant)

Dated: August 22, 2011	/s/ Jody D. Graybill
Jody D. Graybill President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. – 99.1	Letter to shareholders dated August 22, 2011